Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2019

        This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2019.

        Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

        Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured transmissions; remanufactured powertrain components; remanufactured heavy-duty truck products; and towing products, winches, generators and lighting that we either manufacture or contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. To the extent the various additional components, parts or raw materials used to modify the cores contain Conflict Minerals, we perform due diligence regarding the source of such Conflict Minerals. For the products we manufacture in our Specialty operations, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then identify suppliers for the raw materials necessary in the manufacturing process. The process for Specialty products which we contract to manufacture is similar to the products we manufacture, except we contract with third parties to perform the manufacturing based on the specifications provided.

Reasonable Country of Origin Inquiry

        To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed over 340 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the refurbishment and remanufacture of the Covered Products and with which we manufacture or contract to manufacture the Covered Products. We received responses from approximately 36% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores and manufacture or contract to manufacture the Covered Products may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

        LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I.Establish strong company management systems

        Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.Identify and assess risk in the supply chain

        We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template (the "Template") developed by the Responsible Minerals Initiative ("RMI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

        We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

        We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the RMI. Of the 349 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2019, 267 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the RMI.

        Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.Design and implement a strategy to respond to identified risks

        The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

        We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as those led by the Responsible Minerals Assurance Process.

V.Report annually on supply chain due diligence
        This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in the Investor Relations section.

Forward-Looking Statements

        This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
L'Orfebre S.A.	ANDORRA	X
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Morris and Watson Gold Coast	AUSTRALIA	X
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Wolfram Bergbau und Hutten AG	AUSTRIA				X
Metallo Belgium N.V.	BELGIUM			X
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Tony Goetz NV	BELGIUM	X
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)			X
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)			X
Mineracao Taboca S.A.	BRAZIL			X
White Solder Metalurgia e Mineracao Ltda.	BRAZIL			X
Soft Metais Ltda.	BRAZIL			X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Melt Metais e Ligas S.A.	BRAZIL			X
Resind Industria e Comercio Ltda.	BRAZIL			X
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
Umicore Brasil Ltda.	BRAZIL	X
ACL Metais Eireli	BRAZIL				X
Marsam Metals	BRAZIL	X
LSM Brasil S.A.	BRAZIL		X
Mineracao Taboca S.A.	BRAZIL		X
Resind Industria e Comercio Ltda.	BRAZIL		X
Estanho de Rondonia S.A.	BRAZIL			X
Super Ligas	BRAZIL			X
Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL			X
CCR Refinery - Glencore Canada Corporation	CANADA	X
Royal Canadian Mint	CANADA	X
Asahi Refining Canada Ltd.	CANADA	X
Planta Recuperadora de Metales SpA	CHILE	X
Chengfeng Metals Co Pte Ltd	CHINA			X
China Yunnan Tin Co Ltd.	CHINA			X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA			X
Huichang Jinshunda Tin Co., Ltd.	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
China Tin Group Co., Ltd.	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA			X
Gejiu Jinye Mineral Company	CHINA			X
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Heraeus Metals Hong Kong Ltd.	CHINA	X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Jiangxi Copper Co., Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
F&X Electro-Materials Ltd.	CHINA		X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA				X
Xiamen Tungsten Co., Ltd.	CHINA				X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				X
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA		X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
Gejiu Fengming Metallurgy Chemical Plant	CHINA			X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X
Fujian Jinxin Tungsten Co., Ltd.	CHINA				X
Hunan Chenzhou Mining Co., Ltd.	CHINA				X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				X
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				X
Guangdong Zhiyuan New Material Co., Ltd.	CHINA		X
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA		X
FIR Metals & Resource Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Jiangxi Tuohong New Raw Material	CHINA		X
Jiujiang Janny New Material Co., Ltd.	CHINA		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Jiangxi New Nanshan Technology Ltd.	CHINA			X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA			X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Refinery of Seemine Gold Co., Ltd.	CHINA	X
Guangdong Jinding Gold Limited	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Lingbao Gold Co., Ltd.	CHINA	X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	X
Yunnan Copper Industry Co., Ltd.	CHINA	X
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	X
Shandong Humon Smelting Co., Ltd.	CHINA	X
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA			X
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA			X
Ma'anshan Weitai Tin Co., Ltd.	CHINA			X
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA				X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
Hunan Litian Tungsten Industry Co., Ltd.	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA			X
Fujian Ganmin RareMetal Co., Ltd.	CHINA				X
Duoluoshan	CHINA		X
Ganzhou Yatai Tungsten Co., Ltd.	CHINA				X
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA		X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA				X
Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA			X
China Molybdenum Tungsten Co., Ltd.	CHINA				X
SAFINA A.S.	CZECH REPUBLIC	X
NPM Silmet AS	ESTONIA		X
SAAMP	FRANCE	X
Heimerle + Meule GmbH	GERMANY	X
Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Aurubis AG	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
DODUCO Contacts and Refining GmbH	GERMANY	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
WIELAND Edelmetalle GmbH	GERMANY	X
H.C. Starck Tantalum and Niobium GmbH	GERMANY		X
H.C. Starck Hermsdorf GmbH	GERMANY		X
H.C. Starck Smelting GmbH & Co. KG	GERMANY		X
H.C. Starck Tungsten GmbH	GERMANY				X
H.C. Starck Smelting GmbH & Co. KG	GERMANY				X
SAXONIA Edelmetalle GmbH	GERMANY	X
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
Metallurgical Products India Pvt., Ltd.	INDIA		X
Bangalore Refinery	INDIA	X
Sai Refinery	INDIA	X
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	X
Sovereign Metals	INDIA	X
CGR Metalloys Pvt Ltd.	INDIA	X
Precious Minerals and Smelting Limited	INDIA			X
CV United Smelting	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT DS Jaya Abadi	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
PT Timah (Persero) Tbk Mentok	INDONESIA			X
CV Gita Pesona	INDONESIA			X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT Eunindo Usaha Mandiri	INDONESIA			X
PT Mitra Stania Prima	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT Refined Bangka Tin	INDONESIA			X
PT Sariwiguna Binasentosa	INDONESIA			X
PT Sumber Jaya Indah	INDONESIA			X
PT Timah (Persero) Tbk Kundur	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Tommy Utama	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
PT Inti Stania Prima	INDONESIA			X
CV Ayi Jaya	INDONESIA			X
CV Dua Sekawan	INDONESIA			X
CV Tiga Sekawan	INDONESIA			X
PT Bangka Prima Tin	INDONESIA			X
PT Sukses Inti Makmur	INDONESIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
PT Kijang Jaya Mandiri	INDONESIA			X
PT Menara Cipta Mulia	INDONESIA			X
PT Lautan Harmonis Sejahtera	INDONESIA			X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Premium Tin Indonesia	INDONESIA			X
PT Karimun Mining	INDONESIA			X
PT Bangka Serumpun	INDONESIA			X
PT Babel Surya Alam Lestari	INDONESIA			X
PT Tirus Putra Mandiri	INDONESIA			X
PT Rajawali Rimba Perkasa	INDONESIA			X
PT Cipta Persada Mulia	INDONESIA			X
Chimet S.p.A.	ITALY	X
T.C.A S.p.A	ITALY	X
Italpreziosi	ITALY	X
Safimet S.p.A	ITALY	X
8853 S.p.A.	ITALY	X
Dowa	JAPAN			X
Mitsubishi Materials Corporation	JAPAN			X
Asahi Pretec Corp.	JAPAN	X
Dowa	JAPAN	X
JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Matsuda Sangyo Co., Ltd.	JAPAN	X
Mitsubishi Materials Corporation	JAPAN	X
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X
Eco-System Recycling Co., Ltd.	JAPAN	X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Japan Mint	JAPAN	X
Kojima Chemicals Co., Ltd.	JAPAN	X
Nihon Material Co., Ltd.	JAPAN	X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Yamakin Co., Ltd.	JAPAN	X
Yokohama Metal Co., Ltd.	JAPAN	X
H.C. Starck Ltd.	JAPAN		X
Global Advanced Metals Aizu	JAPAN		X
A.L.M.T. TUNGSTEN Corp.	JAPAN				X
Japan New Metals Co., Ltd.	JAPAN				X
Asaka Riken Co., Ltd.	JAPAN		X
Mitsui Mining and Smelting Co., Ltd.	JAPAN		X
Taki Chemical Co., Ltd.	JAPAN		X
Chugai Mining	JAPAN	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Eco-System Recycling Co., Ltd. West Plant	JAPAN	X
Eco-System Recycling Co., Ltd. North Plant	JAPAN	X
Kazzinc	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				X
HeeSung Metal Ltd.	KOREA, REPUBLIC OF	X
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	X
KGETS Co., Ltd.	KOREA, REPUBLIC OF				X
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	X
Samwon Metals Corp.	KOREA, REPUBLIC OF	X
NH Recytech Company	KOREA, REPUBLIC OF	X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	X
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X
Modeltech Sdn Bhd	MALAYSIA			X
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
KEMET Blue Metals	MEXICO		X
Caridad	MEXICO	X
Pongpipat Company Limited	MYANMAR			X
Schone Edelmetaal B.V.	NETHERLANDS	X
REMONDIS PMR B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF		X
Minsur	PERU			X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Fenix Metals	POLAND			X
KGHM Polska Miedz Spolka Akcyjna	POLAND	X
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X
Moliren Ltd.	RUSSIAN FEDERATION				X
Unecha Refractory metals plant	RUSSIAN FEDERATION				X
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION				X
L'azurde Company For Jewelry	SAUDI ARABIA	X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
AU Traders and Refiners	SOUTH AFRICA	X
Metallo Spain S.L.U.	SPAIN			X
SEMPSA Joyeria Plateria S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden AB	SWEDEN	X
Argor-Heraeus S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
PAMP S.A.	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X
PX Precinox S.A.	SWITZERLAND	X
Cendres + Metaux S.A.	SWITZERLAND	X
Rui Da Hung	TAIWAN, PROVINCE OF CHINA			X
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
Thaisarco	THAILAND			X
Umicore Precious Metals Thailand	THAILAND	X
H.C. Starck Co., Ltd.	THAILAND		X
Istanbul Gold Refinery	TURKEY	X
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
African Gold Refinery	UGANDA	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	X
International Precious Metal Refiners	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Fujairah Gold FZC	UNITED ARAB EMIRATES	X
Alpha	UNITED STATES OF AMERICA			X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Advanced Chemical Company	UNITED STATES OF AMERICA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Materion	UNITED STATES OF AMERICA	X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Republic Metals Corporation	UNITED STATES OF AMERICA	X
H.C. Starck Inc.	UNITED STATES OF AMERICA		X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				X
Exotech Inc.	UNITED STATES OF AMERICA		X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
QuantumClean	UNITED STATES OF AMERICA		X
Telex Metals	UNITED STATES OF AMERICA		X
D Block Metals, LLC	UNITED STATES OF AMERICA		X
KEMET Blue Powder	UNITED STATES OF AMERICA		X
Kennametal Fallon	UNITED STATES OF AMERICA				X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Geib Refining Corporation	UNITED STATES OF AMERICA	X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
Pease & Curren	UNITED STATES OF AMERICA	X
QG Refining, LLC	UNITED STATES OF AMERICA	X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
CP Metals Inc.	UNITED STATES OF AMERICA		X
Tin Technology & Refining	UNITED STATES OF AMERICA			X
So Accurate Group, Inc.	UNITED STATES OF AMERICA	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				X
Masan Tungsten Chemical LLC (MTC)	VIET NAM				X
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM			X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
VQB Mineral and Trading Group JSC	VIET NAM			X
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM				X
Universal Precious Metals Refining Zambia	ZAMBIA	X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X